Exhibit 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 21, 2005, accompanying the consolidated financial statements of Two River Community Bank contained in the Registration Statement and Prospectus of Community Partners Bancorp. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
November 7, 2005